EXHIBIT 99.1

FOR IMMEDIATE RELEASE:                   CONTACT:       Dwayne Powell, CEO
                                                              870-802-1700


           POCAHONTAS BANCORP, INC. ANNOUNCES FOURTH QUARTER EARNINGS

Jonesboro, Arkansas, December 20, 2005-- Pocahontas Bancorp, Inc. (Nasdaq-NMS:PFSL) announced earnings for the fourth quarter of the fiscal year ended September 30, 2005. Net income was $0.9 million for the quarter ended September 30, 2005, compared to net loss of $0.3 million for the quarter ended September 30, 2004. Basic earnings per share were $0.19 and diluted earnings per share were $0.19 for the quarter ended September 30, 2005 compared to basic loss per share of $0.06 and diluted loss per share of $0.06 for the same period last year.

Net interest income before provision for loan loss for the quarter ended September 30, 2005 was $4.0 million compared to $4.6 million for the quarter ended September 30, 2004, a decrease of $0.6 million or 13.04%. The decrease was primarily due to a 47 basis point decrease in the net interest rate spread to 2.45% for the quarter ended September 30, 2005 compared to 2.92% for the quarter ended September 30, 2004.

There was a provision for loan losses for the quarter ended September 30, 2005 of $0.4 million compared to $2.8 million for the quarter ended September 30, 2004. Management periodically reviews the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the quarters ended September 30, 2005 and 2004 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income increased $0.2 million or 14.29% to $1.6 million for the quarter ended September 30, 2005 compared to the quarter ended September 30, 2004. The increase in non-interest income was primarily due to a $0.2 million trading gain on equity securities during the quarter ended September 30, 2005 compared to a $0.1 million trading gain for the quarter ended September 30, 2004. Gain on sale of loans remained constant at $0.3 million for the quarter ended September 30, 2005 and 2004.

Total operating expenses were $4.4 million for the quarter ended September 30, 2005, compared to $4.0 million for the quarter ended September 30, 2004. The increase in operating expenses was primarily due to a $0.2 million increase in other expenses and a $0.3 million increase in advertising and donations expense, because the Company hired an outside advertising firm instead of handling advertising internally. The increase was partially offset by a $0.3 million decrease in compensation expenses.

Net income for the year ended September 30, 2005 was $3.2 million, compared to $3.5 million for the year ended September 30, 2004. Basic earnings per share was $0.72 and diluted earnings per share was $0.71 for the year ended September 30, 2005 compared to basic earnings per share of $0.77 and diluted earnings per share of $0.75 for the year ended September 30, 2004.

Net interest income decreased $2.7 million for the year ended September 30, 2005 compared to the year ended September 30, 2004. The cost on average interest bearing liabilities, including deposits, increased 33 basis points while the yield on average interest earning assets remained constant at 5.44% when comparing the year ended September 30, 2005 to the year ended September 30, 2004. The Company's net interest rate spread decreased to 2.64% for the year ended September 30, 2005 compared to 2.97% for the year ended September 30, 2004. Net interest margin decreased to 2.55% for the year ended September 30, 2005 compared to 2.93% for the year ended September 30, 2004.

Provision for loan losses for the twelve months ended September 30, 2005 was $0.5 million compared to $3.9 million for the twelve months ended September 30, 2004. The decrease in provision for loan losses for the twelve months ended September 30, 2005 was primarily due to a decrease in nonperforming loans compared to the same period last year. Management periodically reviews the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the twelve months ended September 30, 2005 and 2004 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income remained constant in the year ended September 30, 2005 compared to the year ended September 30, 2004. The increased portfolio balance of loans and deposits contributed to an increase in fees and service charges and a higher dividend was received on FHLB stock which increased other income. These increases were offset by a decrease in net trading gains and gain on sale of branches. A decrease in the origination of loans held for sale and resulting decrease in the gain on sale of loans was offset by an increase in the gain on sale of securities for the year ended September 30, 2005 compared to the year ended September 30, 2004.

Total operating expenses were $17.5 million for the twelve months ended September 30, 2005, and $16.2 million for the twelve months ended September 30, 2004. The Company hired a professional advertising company to assist in the design and marketing of a new logo for First Community Bank during 2005. The new logo and marketing campaign included several one time charges which contributed to the $1.2 million increase in operating expenses for the year ended September 30, 2005 compared to the year ended September 30, 2004. Professional fees increased for the year ended September 30, 2005 compared to the same period last year due to increasing costs associated with new regulations.

Total assets increased $21.4 million or 2.97% to $741.3 million at September 30, 2005 from $719.9 million at September 30, 2004. The increase was primarily the result of an increase in total net loans of $45.8 million and a $2.9 million increase in premises and equipment, which were partially offset by a decrease in investment securities of $17.4 million and an $11.8 million decrease in cash. The yield on average interest earning assets remained constant at 5.44% for both September 30, 2005 and 2004.

Investment balances decreased $17.4 million during the year ended September 30, 2005 due primarily to $45.3 million in principal paydowns and maturities and the sale and call of $52.0 million in securities, which was partly offset by $83.0 million in securities purchased.

Total net loans receivable were $429.6 million at September 30, 2005 compared to $383.8 million at September 30, 2004. During the twelve-month period ended September 30, 2005, proceeds from the sale of mortgage loans held for sale were $54.5 million, compared to $64.6 million sold during the twelve months ended September 30, 2004. Total nonperforming loans decreased 17.02% to $3.9 million at September 30, 2005 from $4.7 million at September 30, 2004.

Total deposits increased $23.0 million or 4.68% to $514.0 million at September 30, 2005 compared to $491.1 million at September 30, 2004. The increase was mainly due to the Company refocusing its efforts on attracting certificate accounts by offering more competitive interest rates and terms on those accounts. Total Federal Home Loan Bank advances decreased $5.3 million or 3.44% to $148.6 million at September 30, 2005 compared to $153.9 million at September 30, 2004.

Pocahontas Bancorp, Inc. is a unitary thrift holding company, which owns First Community Bank, a federally chartered savings and loan. First Community Bank conducts business from 21 offices located primarily in Northeast Arkansas and Tulsa County, Oklahoma. Pocahontas Bancorp's common stock is traded on the NASDAQ National Market under the symbol PFSL.


POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
--------------------------------------------------------------------------------


                                                                              September 30,          September 30,
                                                                                   2005                   2004
ASSETS
  Cash                                                                       $   23,411,451          $  35,218,491
  Cash surrender value of life insurance                                          8,019,097              7,684,251
  Securities held-to-maturity, at cost                                          129,952,373             86,200,660
  Securities available-for-sale, at fair value                                   99,460,045            160,633,022
  Trading securities, at fair value                                               3,126,044              1,982,365
  Loans receivable, net                                                         426,538,047            382,316,096
  Loans receivable, held for sale                                                 3,057,985              1,494,200
  Accrued interest receivable                                                     4,487,837              4,196,103
  Premises and equipment, net                                                    16,716,912             13,762,438
  Federal Home Loan Bank stock, at cost                                           7,962,000              7,925,900
  Goodwill                                                                        8,847,572              8,847,572
  Core deposit premiums                                                           5,323,319              6,296,523
  Other assets                                                                    4,360,885              3,350,292
                                                                             --------------          -------------
TOTAL ASSETS                                                                 $  741,263,567          $ 719,907,913
                                                                             ==============          =============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deposits                                                                   $  514,043,734          $ 491,078,533
  Federal Home Loan Bank advances                                               148,645,397            153,896,869
  Deferred compensation                                                           2,176,859              2,430,094
  Accrued expenses and other liabilities                                          7,066,640              3,059,676
  Trust preferred securities                                                     16,962,683             16,941,917
                                                                             --------------          -------------
      Total liabilities                                                         688,895,313            667,407,089

STOCKHOLDERS' EQUITY:
  Common stock,                                                                      76,024                 76,024
  Additional paid-in capital                                                     57,275,390             57,447,655
  Unearned ESOP shares                                                           (2,076,856)            (2,116,198)
  Accumulated other comprehensive loss, net                                      (2,517,282)              (717,085)
  Retained earnings                                                              24,013,522             22,212,972
                                                                             --------------          -------------
                                                                                 76,770,798             76,903,368
  Less Treasury stock, at cost                                                  (24,402,544)           (24,402,544)
                                                                             --------------          -------------
      Total stockholders' equity                                                 52,368,254             52,500,824
                                                                             --------------          -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $  741,263,567          $ 719,907,913
                                                                             ==============          =============


POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
--------------------------------------------------------------------------------

                                                                 Three Months Ended                    Twelve Months Ended
                                                                    September 30                           September 30
                                                              2005                2004               2005                 2004
INTEREST INCOME:
  Loans receivable                                        $ 6,613,027        $ 5,956,561        $ 23,804,611         $ 23,997,993
  Investment securities                                     2,457,401          2,824,148          11,826,805           12,082,156
                                                          -----------        -----------        ------------         ------------

            Total interest income                           9,070,428          8,780,709          35,631,416           36,080,149

INTEREST EXPENSE:
  Deposits                                                  3,379,389          2,566,670          12,232,219           11,619,647
  Borrowed funds                                            1,339,015          1,226,266           5,269,259            3,751,246
  Trust preferred securities                                  383,493            338,483           1,440,363            1,286,688
                                                          -----------        -----------        ------------         ------------

            Total interest expense                          5,101,897          4,131,419          18,941,841           16,657,581

NET INTEREST INCOME                                         3,968,531          4,649,290          16,689,575           19,422,568

PROVISION FOR LOAN LOSSES                                     400,000          2,750,000             525,000            3,900,000
                                                          -----------        -----------        ------------         ------------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                 3,568,531          1,899,290          16,164,575           15,522,568

OTHER INCOME:
  Fees and service charges                                    814,826            825,979           3,187,079            3,081,843
  Trading gain (losses), net                                  233,244            156,743             240,736              398,165
  Gain on sale of loans                                       323,049            314,086           1,056,477            1,239,706
  Gain on sale of securities available for sale, net            1,649              2,500             565,939              385,866
  Gain on sale of branches                                          -                  -                   -              136,834
  Other                                                       199,433            103,605             625,573              430,103
                                                          -----------        -----------        ------------         ------------

            Total non-interest income, net                  1,572,201          1,402,913           5,675,804            5,672,517
                                                          -----------        -----------        ------------         ------------

OPERATING EXPENSE:
  Compensation and benefits                                 2,073,023          2,409,266           9,342,144            9,539,845
  Occupancy and equipment                                     699,875            628,601           2,779,615            2,723,191
  Insurance premiums                                          101,987             86,090             373,886              334,768
  Professional fees                                           219,367            227,284           1,008,483              826,156
  Data processing                                             189,941            162,978             668,737              675,485
  Advertising and donations                                   460,886            143,603           1,193,756              408,480
  Office supplies                                             114,420             54,641             373,345              234,129
  Foreclosed real estate and repossessed assets                38,201             51,735             210,695              321,249
  Other                                                       528,954            269,066           1,554,128            1,211,924
                                                          -----------        -----------        ------------         ------------

            Total non-interest expenses                     4,426,654          4,033,264          17,504,789           16,275,227
                                                          -----------        -----------        ------------         ------------

INCOME (LOSS) BEFORE INCOME TAXES                             714,078           (731,061)          4,335,590            4,919,858

INCOME TAXE EXPENSE (BENEFIT)                                (139,666)          (463,756)          1,096,534            1,463,244
                                                          -----------        -----------        ------------         ------------

NET INCOME (LOSS)                                         $   853,744        $  (267,305)       $  3,239,056         $  3,456,614

                                                                     (Continued)


POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
--------------------------------------------------------------------------------

                                                                 Three Months Ended                    Twelve Months Ended
                                                                    September 30                           September 30
                                                              2005                2004               2005                 2004

OTHER COMPREHENSIVE INCOME (LOSS),
  NET OF TAX:
  Unrealized holding gain (loss) on securities
   available for-sale  arising during the period          $(1,073,333)       $ 2,982,384        $ (1,426,677)        $ (1,361,752)

  Reclassification adjustment for gains
    included in net income                                     (1,088)       $    (1,650)           (373,520)        $   (254,672)
                                                          -----------        -----------        ------------         ------------

              Other comprehensive income (loss)            (1,074,421)       $ 2,980,734          (1,800,197)        $ (1,616,424)
                                                          -----------        -----------        ------------         ------------

COMPREHENSIVE INCOME (LOSS)                               $  (220,677)       $ 2,713,429        $  1,438,859         $  1,840,190
                                                          ===========        ===========        ============         ============

EARNINGS PER SHARE:
  Basic earnings per share                                $      0.19        $     (0.06)       $       0.72         $       0.77
                                                          ===========        ===========        ============         ============

  Diluted earnings per share                              $      0.19        $     (0.06)       $       0.71         $       0.75
                                                          ===========        ===========        ============         ============


                                                                     (Concluded)